Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated January 23, 2004 relating to the consolidated financial statements of Community Central Bank Corporation, which appears in the 2003 Stockholder Report and is incorporated by reference in the Corporation's Annual Report on Form 10-KSB for the year ended December 31, 2003.

/s/ PLANTE & MORAN, PLLC

Auburn Hlls, Michigan
November 19, 2004